Exhibit 14




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Prospectus/Information Statement on Form N-14 of our reports dated February 17, 2006 and November 14, 2005 relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of Phoenix Intermediate Bond Fund, a series of Phoenix-Kayne Funds and in the September 30, 2005 Annual Report to Shareholders of Phoenix Bond Fund, a series of Phoenix Opportunities Trust (formerly Phoenix Seneca Funds), respectively, which are also incorporated by reference into the Prospectus/ Information Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Information Statement and "Representations and Warranties" in Exhibit A to the Prospectus/Information Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
April 12, 2006